                                                                     EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                     DATA PROCESSING RESOURCES CORPORATION,
                          LEARDATA INFO-SERVICES, INC.
                                      AND
                THE SHAREHOLDERS OF LEARDATA INFO-SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

ARTICLE 1         DEFINITIONS..............................................   1
            1.1   Defined Terms............................................   1
            1.2   Other Defined Terms......................................   4

ARTICLE 2         PURCHASE AND SALE OF LEARDATA STOCK......................   6
            2.1   Sale of Leardata Stock...................................   6
            2.2   Purchase Price...........................................   6
            2.3   Escrowed Shares..........................................   7

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF LEARDATA...............   7
            3.1   Organization and Qualification of Leardata...............   7
            3.2   Authorization............................................   8
            3.3   Due Execution and Delivery; Binding Obligations..........   8
            3.4   No Conflict or Violation.................................   8
            3.5   Consents and Approvals...................................   8
            3.6   Pending Litigation.......................................   9
            3.7   Capitalization of Leardata...............................   9
            3.8   Financial Statements.....................................   9
            3.9   Undisclosed Liabilities..................................   9
            3.10  Absence of Certain Changes or Events.....................  10
            3.11  Properties...............................................  11
            3.12  Books and Records........................................  11
            3.13  Intellectual Property....................................  12
            3.14  Leases...................................................  12
            3.15  Receivables..............................................  12
            3.16  Contracts................................................  13
            3.17  Employment Matters; Employee Benefits....................  14
            3.18  Transactions with Affiliated Parties.....................  15
            3.19  Certain Payments.........................................  15
            3.20  Taxes....................................................  15
            3.21  Compliance with Laws.....................................  16
            3.22  Permits..................................................  16
            3.23  Insurance................................................  16
            3.24  Brokers, Finders, etc....................................  16
            3.25  No Subsidiaries..........................................  16
            3.26  Full Disclosure..........................................  16

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE
                  SHAREHOLDERS.............................................  17
            4.1   Authorization............................................  17
            4.2   Due Execution and Delivery; Binding Obligations..........  17
            4.3   No Conflict or Violation.................................  17
            4.4   Consents and Approvals...................................  18
            4.5   Title to Leardata Stock..................................  18
            4.6   Leardata's Representations and Warranties................  18
            4.7   Securities Law Matters...................................  18
            4.8   Full Disclosure..........................................  19

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF PURCHASER..............  19
            5.1   Organization.............................................  19
            5.2   Authorization............................................  19
            5.3   Due Execution and Delivery; Binding Obligations..........  19
            5.4   No Conflict or Violation.................................  20
            5.5   Consents and Approvals...................................  20
            5.6   Valid Issuance of Shareholders' Shares...................  20
            5.7   Pending Litigation.......................................  20
            5.8   Capital Structure........................................  20
            5.9   No Materially Adverse Change.............................  21
           5.10   Compliance with Law......................................  21
           5.11   SEC Compliance...........................................  21
           5.12   Full Disclosure..........................................  21

ARTICLE 6         THE SHAREHOLDERS' AND LEARDATA'S OBLIGATIONS
                  BEFORE CLOSING...........................................  21
            6.1   Access to Information....................................  21
            6.2   Conduct of Business......................................  22
            6.3   Confidentiality..........................................  22
            6.4   Additional Financial Statements..........................  22
            6.5   Consents; Regulatory Approvals; Reasonable Efforts.......  22
            6.6   No Solicitation..........................................  23
            6.7   No Press Release.........................................  23
            6.8   Fulfillment of Conditions and Covenants..................  23

ARTICLE 7         PURCHASER'S OBLIGATIONS BEFORE CLOSING...................  23
            7.1   Confidentiality..........................................  23
            7.2   Third Party Consents.....................................  23
            7.3   Fulfillment of Conditions and Covenants..................  24

ARTICLE 8         CONDITIONS TO OBLIGATIONS OF PURCHASER...................  24
            8.1   Accuracy of Representations and Warranties...............  24

            8.2  Shareholders' and Leardata's Performance of Covenants....       24
            8.3  Shareholders' and Leardata's Officer's Certificate.......       24
            8.4  Consents and Regulatory Approvals........................       24
            8.5  Escrow Agreement.........................................       24
            8.6  Employment Agreements....................................       24
            8.7  Registration Rights Agreement............................       25
            8.8  Termination of Certain Agreements........................       25
            8.9  Letters of Resignation...................................       25
            8.10 Opinion of Counsel.......................................       25
            8.11 Payments by Shareholders.................................       25

ARTICLE 9        CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS
                 AND LEARDATA.............................................       25
            9.1  Accuracy of Representations and Warranties...............       25
            9.2  Purchaser's Performance of its Covenants.................       25
            9.3  Purchaser's Officer's Certificate........................       25
            9.4  Consents.................................................       26
            9.5  Employment Agreements....................................       26
            9.7  Registration Rights Agreement............................       26
            9.8  Opinion of Counsel.......................................       26

ARTICLE 10       TERMINATION..............................................       26
           10.1  Termination..............................................       26
           10.2  Effect on Obligations....................................       26

ARTICLE 11       THE CLOSING..............................................       27
           11.1  Closing..................................................       27
           11.2  Deliveries by the Shareholders and Leardata..............       27
           11.3  Deliveries by Purchaser..................................       28

ARTICLE 12       POST CLOSING.............................................       28
           12.1  Survival of Representations and Warranties...............       28
           12.2  Special Bonus Payments...................................       29
           12.3  Indemnification Obligations..............................       29
           12.4  Restriction on Transfer..................................       32
           12.5  Post-Closing Adjustment..................................       32
           12.6  Further Assurances.......................................       33
           12.7  Expenses.................................................       33

ARTICLE 13        COVENANT NOT TO COMPETE.................................   33
           13.1   Non-Compete Covenant....................................   33
           13.2   Definition of Compete...................................   33
           13.3   Direct or Indirect Competition..........................   34
           13.4   Confidential Data.......................................   34
           13.5   Reasonableness of Restrictions..........................   34
           13.6   Injunctive Relief.......................................   34

ARTICLE 14        MISCELLANEOUS PROVISIONS................................   35
           14.1   Entire Agreement........................................   35
           14.2   Governing Law...........................................   35
           14.3   Interpretation..........................................   35
           14.4   Waiver and Amendment....................................   35
           14.5   Assignment..............................................   36
           14.6   Successors and Assigns..................................   36
           14.7   Notices.................................................   36
           14.8   Severability............................................   36
           14.9   Specific Performance....................................   36
           14.10  Cumulative Remedies.....................................   37
           14.11  Warranty of Authority...................................   37
           14.12  Counterparts............................................   37

                                LIST OF EXHIBITS
                                ----------------


     A       Leardata Adjusted Net Worth at the Balance Sheet Date
     B       Leardata Adjusted Working Capital at the Balance Sheet Date
     C       Form of Escrow Agreement
     D       Form of Smith Employment Agreement
     E       Form of Other Employment Agreement
     F       Form of Registration Rights Agreement



                               LIST OF SCHEDULES
                               -----------------


     1.1     Long-Term/Shareholder Liabilities
     2.2(a)  Allocation of Cash Consideration
     2.2(b)  Third Party Payments
     2.2(c)  Allocation of the Shareholders' Shares
     3.1     Articles and Bylaws of Leardata
     3.5     Leardata's Consents and Approvals
     3.6     Leardata's Litigation
     3.7     Capitalization of Leardata
     3.8     Financial Statements
     3.9     Undisclosed Liabilities
     3.10    Absence of Certain Changes or Events
     3.11    Properties
     3.13    Intellectual Property
     3.14    Leases
     3.15    Receivables
     3.16    Contracts and Major Customers
     3.17    Employment Matters
     3.18    Transactions With Affiliated Parties
     3.20    Tax Matters
     3.22    Permits
     3.23    Insurance
     5.5     Purchaser's Consents and Approvals
     5.7     Purchaser's Litigation
     12.2    Special Bonus Payments Amount

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of this 17th day of December 1996 (the "Execution Date"), by and among Data
                                           --------------
Processing Resources Corporation, a California corporation ("Purchaser"),
                                                             ---------
Leardata Info-Services, Inc., a  Texas corporation ("Leardata"), General
                                                     --------
Atlantic Leardata Partners, L.P., a Delaware limited partnership ("GALP"), Bruce
                                                                   ----
M. Smith, an individual ("B. Smith"), Chris P. Smith, an individual ("C.
                          --------                                    --
Smith"), Steve P. Donaldson, an individual ("Donaldson"), Robert M. Howe, an
                                             ---------
individual ("Howe"), and Barbara A. Kuhler, an individual ("Kuhler").  GALP, B.
             ----                                           ------
Smith, C. Smith, Donaldson, Howe and Kuhler are collectively referred to herein as the "Shareholders" and sometimes individually referred to as a "Shareholder."
        ------------                                               -----------

                                R E C I T A L S
                                - - - - - - - -

     A. Leardata provides temporary technical personnel to third parties (the "Business"), with offices situated at 5910 North Central Expressway, Suite 1900,
 --------
Dallas, Texas, and portions of 121 SW Salmon Street, Suite 1100, Portland,
Oregon.

     B. The Shareholders collectively own all of the issued and outstanding shares of the capital stock of Leardata (the "Leardata Stock").
                                              --------------

     C. Purchaser desires to purchase, and the Shareholders desire to sell, for the purchase price and upon the terms and subject to the conditions of this Agreement, all of the Leardata Stock, and by virtue thereof, all of the Shareholders' interest in Leardata.

                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  For purposes of this Agreement, the following terms
          -------------
shall have the following meanings:

          "Action" shall mean any action, claim, suit, litigation, proceeding,
           ------
arbitration, mediation or other dispute.

          "Affiliate" shall mean an "affiliate" under the meaning of Rule 405 of
           ---------
Regulation C promulgated under the Securities Act of 1933, as amended.

          "Books and Records" shall mean all books, ledgers, files, records,
           -----------------
manuals and other materials (in any form or medium) related to the Business, including, but not limited to, all correspondence, personnel records, data base of current, former and prospective technical contractors, purchasing materials and records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by Leardata in connection with the Business and all computer hardware, software and data files necessary to access or review or continue to compile or utilize any of the foregoing.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Contracts" shall mean all of the contracts, licenses, Leases,
           ---------
arrangements, understandings and other agreements related in any way to the Business, including, without limitation, all of the Contracts described on

Schedules 3.13, 3.14 and 3.16 hereto.
--------------  ----     ----

          "DPRC Average Closing Price" shall mean, with respect to the DPRC
           --------------------------
Common Shares, the average closing price as publicly reported by the Nasdaq Stock Market as of 4:00 p.m. Eastern Time of DPRC Common Shares over the last 20 trading days ending on (and including) the trading day immediately prior to the Execution Date.

          "Employee Benefit Plan(s)" shall mean:  (a) Any "employee welfare
           ------------------------
benefit plan," as defined in Section 3(1) of ERISA, (i) which Leardata sponsors or to which Leardata contributes or is required to contribute, or under which Leardata may incur any liability, and (ii) which covers an employee or former employee of Leardata including each multi-employer welfare benefit plan; (b) any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA, (i) to which Leardata (or any person which is a member of a "controlled group of corporations" with or under "common control" with Leardata as defined in Section 414(b) or (c) of the Code ("Common Control Entity")) has contributed or been
                            ---------------------
obligated to contribute at any time or under which Leardata may incur any liability, and (ii) which covers an employee or former employee of Leardata; (c) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (i) which Leardata sponsors or to which Leardata or any Common Control Entity contributes or is required to contribute or under which Leardata may incur any liability, and (ii) which covers an employee or former employee of Leardata; and
(d) any deferred compensation plan, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment maintained by Leardata which covers an employee or former employee of Leardata.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge,
           ------------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, restriction, encumbrance or other right of third parties, of any kind or nature.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder.

          "Intellectual Property" shall mean all of Leardata's intellectual
           ---------------------
property rights including, without limitation, all of Leardata's (a) common law, state, federal and statutory rights in any trademarks, trademark registrations and applications, service marks and trade names, copyrights, copyright registrations; patents, patent applications, design rights, inventions, trade secrets, technical and business confidential information (including, but not limited to designs, plans, specifications, formulas, processes, methods, shop rights, know-how and other business or technical confidential information in each case whether or not such rights are patentable, copyrightable or registerable); (b) computer software programs and systems, know-how, formulae and designs and documentation relating to the foregoing or used or useable in the Business; and (c) other proprietary information owned, controlled, created or used or useable by or on behalf of Leardata in connection with the conduct of the Business in which Leardata has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement with any other person.

          "Laws" shall mean all federal, state or local statutes, regulations,
           ----
ordinances, orders, decrees, or any other laws, common law theories or reported decisions of any state or federal court now or at any time hereafter in effect.

          "Leardata Adjusted Net Worth" shall mean the difference between (a)
           ---------------------------
all of the assets of Leardata, and (b) all of the liabilities of Leardata other than the Special Bonus Payments Amount and the Long-Term/Shareholder Liabilities, as determined in accordance with generally accepted accounting principles, consistently applied with prior practice. The Leardata Adjusted Net Worth at the Balance Sheet Date is shown on Exhibit A hereto. The Leardata
                                            ---------
Adjusted Net Worth at the Closing Date shall be determined in the same manner used by the parties to determine the Leardata Adjusted Net Worth at the Balance Sheet Date.

          "Leardata Adjusted Working Capital" shall mean the difference between
           ---------------------------------
(a) all of the current assets of Leardata, and (b) all of the current liabilities of Leardata other than the Special Bonus Payments Amount and the current portion of the Long-Term/Shareholder Liabilities, as determined in accordance with generally accepted accounting principles, consistently applied with prior practice. The Leardata Adjusted Working Capital at the Balance Sheet Date is shown on Exhibit B hereto. The Leardata Adjusted Working Capital at the
                 ---------
Closing Date shall be determined in the same manner used by the parties to determine the Leardata Adjusted Working Capital at the Balance Sheet Date.

          "Long-Term/Shareholder Liabilities" shall mean all long and short term
           ---------------------------------
bank, working capital line, institutional, shareholder-related and other interest bearing debt, accrued interest and income tax liabilities of Leardata, whether current or deferred, including, without limitation, those set forth on
Schedule 1.1 hereto.
------------

          "Permits" shall mean all franchises, permits, licenses,
           -------
qualifications, rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide relating to the conduct of the Business.

          "Permitted Transfer" shall mean (a) any Transfer by GALP to any of its
           ------------------
Affiliates, (b) any Transfer on the terms and subject to the conditions of the Registration Rights Agreement, or (c) any Transfer by a Shareholder during his or her lifetime to (i) a revocable trust established by such Shareholder (or jointly established by such Shareholder and his or her spouse), and in which such Shareholder (or such Shareholder and his or her spouse) retains during his or her (or their) life the entire beneficial interest and such Shareholder (or such Shareholder and his or her spouse or any professional trustee or trustees) serves (or serve), until his or her (or their) death or incapacity as the sole trustee(s), or (ii) an irrevocable trust established by such Shareholder (or jointly established by such Shareholder and his or her spouse) in which the entire beneficial interest is granted to such Shareholder's (or such Shareholder's and his or her spouse's) siblings, parents or issue (except that residual grants to other persons shall be permissible in the event that any of the foregoing persons do not survive the trustor(s)).

          "Representatives" shall mean any officer, director, manager,
           ---------------
principal, shareholder, member, partner, attorney, accountant, advisor, agent, trustee, employee or other representative of a party.

          "Tax(es)" shall mean all taxes, charges, fees, levies or other
           -------
assessments imposed by and required to be paid to any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, ad valorem, payroll and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated taxes.

          "Tax Return" shall mean any return, report, information return or
           ----------
other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Leardata) or the administration of any Laws, regulations or administrative requirements relating to any Tax.

     1.2  Other Defined Terms.  The following capitalized terms shall have the
          -------------------
meanings given to them in the Sections set forth below:


          Term                               Section
          ----                               -------

       Accountants                        12.5(a)
       Affiliated Party(ies)              3.18
       Agreement                          Introduction
       Ancillary Agreements               3.2
       B. Smith                           Introduction
       Balance Sheet                      3.8
       Balance Sheet Date                 3.8
       Business                           Recital A
       C. Smith                           Introduction
       Cash Consideration                 2.2(a)
       Closing                            11.1
       Closing Date                       11.1
       Damages                            12.3(a)
       Donaldson                          Introduction
       DPRC Common Shares                 2.2(c)
       DPRC Preferred Shares              5.8
       Escrow Agent                       2.3
       Escrow Agreement                   2.3
       Execution Date                     Introduction
       Financial Statements               3.8
       GALP                               Introduction
       Indemnitee                         12.3(c)
       Indemnitor                         12.3(c)
       Howe                               Introduction
       Kuhler                             Introduction
       Leardata                           Introduction
       Leardata Stock                     Recital B
       Leases                             3.14
       Major Customers                    3.16(b)
       Non-Compete Period                 13.1
       Obligated Shareholders             13.1
       Other Employment Agreements        8.6
       Pledging Shareholder(s)            2.3
       Purchase Price                     2.2
       Purchaser                          Introduction
       Purchaser Representatives          12.3(a)
       Registration Rights Agreement      8.7
       Shareholder(s)                     Introduction
       Shareholder Representatives        12.3(b)
       Shareholders' Shares               2.2(c)


       Smith Employment Agreement         8.6
       Special Bonus Payments Amount      2.2(a)(iv)
       Survival Date                      12.1
       Territory                          13.1
       Third Party Payments               2.2(b)
       Transfer                           12.4
       Warranty Claims                    12.3(e)


                                   ARTICLE 2
                      PURCHASE AND SALE OF LEARDATA STOCK
                      -----------------------------------

     2.1  Sale of Leardata Stock.  On the terms and subject to the conditions of
          ----------------------
this Agreement, at the Closing, the Shareholders shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from the Shareholders, all of the Leardata Stock, free and clear of all Encumbrances.
Schedule 3.7 hereto sets forth the number and type of shares of Leardata Stock
------------
that each of the Shareholders will sell, assign, transfer and deliver to Purchaser hereunder.

     2.2  Purchase Price.  In consideration of the sale, assignment, transfer
          --------------
and delivery of all of the Leardata Stock to Purchaser and the Shareholders' respective obligations under Article 13, below, on the terms and subject to the conditions of this Agreement, Purchaser will pay or cause to be paid the following amounts to the following persons (collectively, the "Purchase Price"):
                                                               --------------

          (a) Cash by wire transfer to each of the Shareholders' accounts (the "Cash Consideration"), in the amounts set forth opposite each of such
-------------------
Shareholders' names on Schedule 2.2(a) hereto, which amounts, in the aggregate,
                       ---------------
shall be equal to the following:

               (i) Fourteen Million Eight Hundred Fifty Thousand and No/100 Dollars ($14,850,000.00); plus

              (ii) Seventy-Five Percent (75%) of the verifiable amount of cash held by Leardata at the Closing Date; minus

             (iii) The amount of the Long-Term/Shareholder Liabilities at the Closing Date; minus

              (iv) The amount of the Third Party Payments which are not Long-Term Shareholder Liabilities; minus

               (v) Four Hundred Forty Thousand and No/100 Dollars ($440,000.00) (the "Special Bonus Payments Amount").
      -----------------------------

          (b) Cash by wire transfer to the accounts of each of the persons set forth on Schedule 2.2(b) hereto (the "Third Party Payments"), in the amounts set
         ---------------              --------------------
forth opposite each of such persons' names on Schedule 2.2(b) hereto; and
                                              ---------------

          (c) Stock certificates of Purchaser, certifying that each of the Shareholders is the record holder of that number of shares of the common stock of Purchaser (the "DPRC Common Shares") set forth opposite each of such
                   ------------------
Shareholders' names on Schedule 2.2(c) hereto (collectively, the "Shareholders'
                       ---------------                            -------------
Shares"), which number of shares, in the aggregate, shall be equal to the number
------
of shares which when multiplied by the DPRC Average Closing Price, equals the following:

               (i) Four Million Nine Hundred Fifty Thousand and No/100 Dollars ($4,950,000.00); plus

              (ii) Twenty-Five Percent (25%) of the verifiable amount of cash held by Leardata at the Closing Date.

     2.3  Escrowed Shares.  All of the Shareholders' Shares to be issued in the
          ---------------
name of GALP, B. Smith and C. Smith (collectively referred to herein as the "Pledging Shareholders" and sometimes individually as a "Pledging Shareholder")
----------------------                                   --------------------
shall be held by an escrow agent (the "Escrow Agent") pursuant to an escrow
                                       ------------
agreement in substantially the form attached hereto as Exhibit C (the "Escrow
                                                       ---------       ------
Agreement"), to secure claims by Purchaser for the indemnification obligations
---------
of the Pledging Shareholders pursuant to Section 12.3, below. All costs and expenses of the Escrow Agent in connection with the Escrow Agreement shall be paid by Purchaser.


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF LEARDATA
                   ------------------------------------------

     Leardata hereby represents and warrants to Purchaser that the following statements are true and complete and not misleading as of the date of this
Agreement:

     3.1  Organization and Qualification of Leardata.  Leardata is a corporation
          ------------------------------------------
duly organized, validly existing and in good standing under the Laws of the State of Texas. Leardata has the requisite corporate power and authority to own and operate the Business, to carry on the Business as presently conducted and to consummate the transactions contemplated hereby. Leardata is qualified to do business as a foreign corporation in each jurisdiction in which its conduct of the Business or the ownership or leasing of properties makes such qualification necessary except to the extent that failure to so qualify would not have a material adverse effect on Leardata or the Business. Leardata has complete corporate power and authority to consummate the transaction contemplated hereby. Copies of Leardata's Articles of Incorporation, certified by the Secretary of State of the State of Texas, and Bylaws, certified by Leardata's Secretary, each of which is attached hereto as Schedule 3.1, are complete and correct and, since
                               ------------
the respective
dates of certification thereof, there have not been any amendments to such Articles of Incorporation or Bylaws.

     3.2  Authorization.  Leardata has the requisite power, authority and legal
          -------------
right and capacity to enter into this Agreement and the agreements contemplated hereby (the "Ancillary Agreements"), to perform its obligations hereunder and
             --------------------
thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Leardata of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Leardata to make this Agreement and the Ancillary Agreements valid and binding upon Leardata in accordance with their respective terms.

     3.3  Due Execution and Delivery; Binding Obligations.  This Agreement has
          -----------------------------------------------
been, and each of the Ancillary Agreements will be, duly executed and delivered by Leardata. This Agreement constitutes, and each of the Ancillary Agreements will constitute, the legal, valid and binding agreement and obligation of Leardata, enforceable against Leardata in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

     3.4  No Conflict or Violation.  Neither the execution and delivery of this
          ------------------------
Agreement and the Ancillary Agreements by Leardata, nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, Leardata's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which Leardata is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract or Encumbrance or, to Leardata's knowledge, any Permit to which Leardata is a party or by which the Business is bound or affected; (c) the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, any party of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other Contracts of Leardata, or Leardata's current or former officers, directors or employees; (d) to Leardata's knowledge, a violation by Leardata of any applicable Law; (e) a violation by Leardata of any order, judgment, writ, injunction decree or award to which Leardata is a party or by which the Business is affected; or (f) an imposition of any Encumbrance.

     3.5  Consents and Approvals.  Except as set forth on Schedule 3.5 hereto,
          ----------------------                          ------------
no consent, Permit, approval or authorization of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Leardata by virtue of its execution, delivery and performance of this Agreement or any of the Ancillary Agreements or to avoid the loss of any Permit, or the violation, breach or termination of, or any default under, or the creation of Encumbrances on any of the assets or properties of Leardata pursuant to the terms of any Law, or to enable Purchaser to own the Leardata Stock and continue the lawful operation of the Business following the Closing Date as presently conducted.

     3.6  Pending Litigation.  Except as disclosed on Schedule 3.6 hereto, there
          ------------------                          ------------
is no pending or, to Leardata's knowledge, threatened Action, whether private or public, affecting Leardata or the Business which could reasonably be expected to affect the enforceability of this Agreement or any of the Ancillary Agreements or which could reasonably be expected to materially and adversely affect the Business, Leardata's assets or properties, or Leardata's ability to consummate the transactions contemplated by or perform its obligations under this Agreement or any of the Ancillary Agreements.

     3.7  Capitalization of Leardata.  The authorized capital stock of Leardata
          --------------------------
consists of 5,000,000 shares of preferred stock, $0.10 par value, of which 3,864,480 shares are issued and outstanding, and 1,000,000 shares of common stock, $0.01 par value, of which 386,452 shares are issued and outstanding. The issued and outstanding shares of capital stock of Leardata consist solely of the Leardata Stock, which is more specifically described on Schedule 3.7 hereto, and
                                                        ------------
held entirely by the Shareholders. Other than this Agreement, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating Leardata to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the Leardata Stock or any other shares of the capital stock of Leardata. All of the shares of the Leardata Stock are duly and validly authorized, issued and outstanding, fully paid and non-assessable.

     3.8  Financial Statements.  Leardata has furnished to Purchaser copies of:
          --------------------
(a) the audited balance sheets of Leardata at December 31, 1995, 1994 and 1993, and the related statements of income, shareholders' equity and cash flows for the periods then ended, together with the related notes thereto and the auditors' report thereon, and (b) Leardata's internally prepared balance sheet (the "Balance Sheet") at October 31, 1996 (the "Balance Sheet Date"), and the
      -------------                             ------------------
related statements of income and cash flows for the period then ended. All financial statements referred to in this Section 3.8 (the "Financial
                                                           ---------
Statements") are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods (except that the Balance Sheet does not include certain year-end adjustments and footnotes required under generally accepted accounting principles), and fairly present the financial condition of Leardata as at the respective dates thereof and the results of operations of Leardata for the respective periods covered by the statements of income contained therein. The Financial Statements are attached hereto as Schedule 3.8. All reserves made by
                                            ------------
Leardata in the Financial Statements are appropriate and adequate for all known or anticipated liabilities. Leardata has provided and disclosed to Purchaser, its accountants and other Representatives all material facts and information relating to the preparation of the Financial Statements.

     3.9  Undisclosed Liabilities.  Except as set forth on Schedule 3.9 hereto,
          -----------------------                          ------------
Leardata does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) related to the

Business or its assets or properties except (a) liabilities reflected on the Financial Statements, (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business, and (c) liabilities arising under any Contract in the ordinary course of conducting the Business.

     3.10 Absence of Certain Changes or Events.  Since the Balance Sheet Date,
          ------------------------------------
except as set forth on Schedule 3.10 hereto, there has not been any:
                       -------------

          (a) Amendment to Leardata's Articles of Incorporation or Bylaws; issuance of any shares of the capital stock of Leardata; or issuance or creation of any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of Leardata of any class have been or might be, directly or indirectly, authorized, issued or transferred;

          (b) Declaration, setting aside or payment of any dividend by Leardata; distribution in respect of the capital stock of Leardata; or purchase or redemption, directly or indirectly, of any shares of the capital stock of Leardata;

          (c) Except for any payments contemplated by the Special Bonus Payments Amount, increase in the salary or other compensation payable or to become payable by Leardata to any of its officers, directors, partners or employees; the declaration, payment, commitment or obligation of any kind for the payment by Leardata, of a bonus or other additional salary or compensation to any such person; the repayment by Leardata of any loan from such person; or the payment by Leardata of any accrued but unpaid salaries, distributions or any other payments, whether in cash or property, to any such person;

          (d) Change in accounting methods or practices by Leardata (including, without limitation, any change in depreciation, amortization or valuation policies or rates or any change in billing and revenue recognition policies) or revaluation of any of its assets, liabilities or reserves reflected on the Financial Statements, or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the Business;

          (e) Agreement entered into not in the usual and ordinary course of the Business; agreement entered into in the usual and ordinary course of the Business having a term of at least 12 months or involving an amount exceeding $10,000; or capital expenditure, or the incurring of any obligation to make any capital expenditure, by Leardata in excess of $10,000;

          (f) Agreement entered into to provide technical contractors at other than an hourly rate or at a margin or rate-of-return that is less than the historical average;

          (g) Payment by or on behalf of Leardata of any obligation or liability, whether fixed or contingent, other than current liabilities; waiver or compromise by Leardata of any right or claim; or cancellation by Leardata, without full payment, of any note, loan or other obligation owed to Leardata;

          (h) Failure to pay or satisfy when due any obligation of Leardata except where such failure would not adversely affect Leardata, the Business, its assets or its liabilities;

          (i) Amendment, rescission, expiration or termination of any of Leardata's existing Contracts or agreements, including, without limitation, the lapse, expiration or termination of any insurance coverage;

          (j) Sale, transfer or disposal of, or agreement to sell, transfer or otherwise dispose of, any of the assets, properties or rights of Leardata other than in the ordinary course of business; destruction, damage to, or loss of any of Leardata's material assets or properties (whether or not covered by insurance) used or useable in the Business; or disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property;

          (k) Labor dispute or other event or condition of any character adversely affecting the prospects, earnings, properties or condition, financial or otherwise, of the Business;

          (l) Other event or condition of any character which it is reasonable to expect will, individually or in the aggregate, materially and adversely affect Leardata, its assets or the Business or Leardata's ability to perform its obligations hereunder; or

          (m) Agreement by Leardata or the Shareholders to do or cause any of the things described in clauses (a) through (l), above.

     3.11 Properties.  Schedule 3.11 hereto sets forth a complete and correct
          ----------   -------------
list of all assets owned by Leardata as of the Balance Sheet Date which have been treated as capital assets. Leardata does not own any real property.
Except as set forth on Schedule 3.11 hereto, Leardata has good, indefeasible and
                       -------------
marketable title to, or a valid leasehold interest in, or a valid license to use, all of the personal property used in and material to the Business, in each case free and clear of all Encumbrances. All personal property owned or leased by Leardata is in good order and operating condition, ordinary wear and tear excepted, and free from any defects, except for such minor defects which do not substantially interfere with the continued use thereof in the conduct of normal operations in the manner and to the extent such assets are presently being used.

     3.12 Books and Records.  Leardata has made and kept (and given Purchaser's
          -----------------
Representatives access to) the Books and Records, which, in reasonable detail, accurately and fairly reflect the activities and transactions of Leardata related to the Business, the dispositions of assets related to the Business, and the financial condition of Leardata and the Business, including, without limitation, the existence of any and all liabilities, whether actual or contingent, including, without limitation, the Long-Term/Shareholder Liabilities.

     3.13 Intellectual Property.
          ---------------------

          (a) Schedule 3.13 hereto is a complete and correct list of all of the
              -------------
material Intellectual Property.  Except as set forth on Schedule 3.13 hereto,
                                                        -------------
(a) the Intellectual Property is owned by Leardata or Leardata has a valid license to use the same, (b) neither the Shareholders nor Leardata has received any notice or claim disputing Leardata's right to own or use any such Intellectual Property, and (c) to Leardata's knowledge, Leardata's right to own or use the Intellectual Property is not disputed by any third party. Except as set forth on Schedule 3.13 hereto, the Intellectual Property is owned by
             -------------
Leardata free and clear of all Encumbrances. The Intellectual Property constitutes all of the proprietary rights necessary and sufficient for the lawful operation of the Business as presently conducted. To Leardata's knowledge, Leardata is not infringing upon or otherwise acting adversely to any property owned by any other person with respect to the Intellectual Property which has been received and used by Leardata, nor is there any Action by any person pending or, to Leardata's knowledge, threatened with respect thereto.

          (b) Schedule 3.13 hereto accurately discloses all licenses,
              -------------
sublicenses or agreements by which Leardata holds or has given to others the right to use the Intellectual Property. Leardata is not in default and, to Leardata's knowledge, no third party is in default, under any such license, sublicense or agreement.

     3.14 Leases.  Schedule 3.14 hereto sets forth a true, correct and complete
          ------   -------------
list and description of all leases, subleases, licenses and other occupancy or lease agreements, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which Leardata leases, subleases, licenses, occupies or uses any real or personal property (the "Leases"). All of the
                                                     ------
Leases are in good standing, legal, valid, binding and in full force and effect, all rents and additional rents due to date under each such Lease have been paid in full, and there is not under any of such Leases any existing default, violation or breach by Leardata or event or condition which after notice or lapse of time or both would constitute a default, violation or breach. Leardata has provided Purchaser with true and correct copies of all such Leases.

     3.15 Receivables.  Attached hereto as Schedules 3.15 are true and complete
          -----------                      --------------
lists of the Receivables at November 30, 1996 and Unbilled Receivables as of November 30, 1996, including, without limitation, all Receivables from and Unbilled Receivables with respect to Affiliated Parties. Except to the extent collected since such date, all Receivables are reflected on Schedule 3.15, and
                                                            -------------
all Receivables and Unbilled Receivables accruing or created between such dates and the Effective Date are and will be (a) valid bona fide claims against debtors for sales or other charges, and (b) subject to no known or asserted defenses, set-offs or counterclaims. No additional loss reserves are required with respect to the Receivables and Unbilled Receivables other than that which is currently provided for in the Financial Statements. Leardata has no reason to believe that the Receivables and Unbilled Receivables are not collectible in accordance with their terms. Leardata will update Schedule 3.15 at Closing to
                                                   -------------
list all Receivables and Unbilled Receivables as of December 31, 1996.

     3.16  Contracts.
           ---------

          (a) Schedule 3.16 hereto contains a complete and correct list of all
              -------------
Contracts, whether written or oral, (i) to which Leardata is a party or by which it is bound, or (ii) by which any of the assets, properties or the Business is bound or subject, and, in either case, which constitute:

                (i) Mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money by, or any extension or credit to, Leardata;

               (ii) Sales agency or marketing agreement;

              (iii) Agreements or commitments for capital expenditures;

               (iv) Brokerage or finder's agreements;

                (v) Partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses;

               (vi) Contracts or commitments to sell, lease or otherwise dispose of any assets, properties or business other than in the ordinary course of business;

              (vii) Contracts or commitments limiting the freedom of Leardata to compete in any line of business or in any geographic area or with any person;

             (viii) Other agreements, contracts or commitments which in any case are not terminable on at least 30 days' prior written notice or involve payments or receipts of more than $10,000 per annum; and

               (ix) Any other agreements, contracts or commitments material to the Business, operations or financial condition of Leardata.

          (b) Schedule 3.16 hereto sets forth a correct and complete list of the
              -------------
10 largest customers (by sales volume) (the "Major Customers") of the Business
                                             ---------------
during the 12-month period ended at the Balance Sheet Date indicating the sales to such Major Customers within such period and the existing contractual arrangements with each such Major Customer. As of the Balance Sheet Date, Leardata had no outstanding Contracts with customers requiring payments or credits in excess of $5,000, except for those listed on Schedule 3.16 hereto.
                                                        -------------
There are no outstanding disputes with any Major Customer, and no Major Customer has refused to do business with Leardata or has stated its intention not to continue to do business with or increase or reduce its purchases from Leardata or Purchaser upon consummation of the transactions contemplated hereby.
Leardata has no reason to believe that any customer account is not collectible in accordance with its terms. No existing contractual arrangement with a customer contains any fixed price arrangement.

          (c) As of the Balance Sheet Date, Leardata had no outstanding Contracts with suppliers or vendors requiring payments in excess of $10,000 on an annualized basis except those listed on Schedule 3.16 hereto.
                                           -------------

          (d) Leardata has delivered to Purchaser or its Representatives complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all oral Contracts, listed on Schedules 3.13, 3.14 and 3.16 hereto or required to be listed thereon. All of
--------------  ----     ----
the Contracts are valid and in full force and effect and Leardata has duly performed all of its obligations under each Contract to the extent those obligations have accrued, and no default, violation or breach by Leardata under any Contract has occurred which affects the enforceability of such Contract or any parties' rights thereunder.

     3.17 Employment Matters; Employee Benefits.
          -------------------------------------

          (a) Schedule 3.17 hereto sets forth a complete and correct list of all
              -------------
the names, current annual rates of salary, bonuses, employee benefits, accrued vacation times, sick pay and other compensation, date of hire and location of all the current employees, consultants, contractors and agents of Leardata who provide services in connection with the Business. Except for the Special Bonus Payments Amount, none of such persons has received or will receive an increase in salary or other compensation from Leardata prior to the Closing Date. Except as set forth on Schedule 3.17 hereto, there are no employment or consulting
                -------------
contracts or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements which constitute contractual obligations of Leardata not terminable on 10 days' notice. There are no collective bargaining agreements with any union or other bargaining group for any of Leardata's employees, nor is Leardata aware of any efforts by its employees or contractors to organize or participate in any of the foregoing. To Leardata's knowledge, no employee or contractor is in violation of any of its obligations to, or any employment agreement with, a prior employer. No key employee, consultant or contractor of Leardata has left Leardata since the Balance Sheet Date and no current key employee or contractor has indicated any present or future intention to terminate its, his or her employment with Leardata. Leardata has made available to Purchaser true and correct copies of all performance reviews conducted of the persons set forth on Schedule 3.17.
                                                              -------------

          (b) Leardata has complied with all provision of Law pertaining to the employment and terminating of employees and the hiring and terminating of consultants and contractors, including, without limitation all such Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, wages and hours, independent contractor classification, withholding requirements or other similar employment or hiring practices or acts, and Leardata is not engaged in any unfair labor practices and is not a party to any Action involving a violation or alleged violation of any of any of the foregoing Laws. Without limiting the generality of the foregoing, Leardata has complied in all respects with the WARN Act, COBRA, the Immigration and Nationality Act, as amended, and the Immigration Reform and Control Act of 1986, including, without limitation, completing a Form I-9 for every employee of Leardata, and maintaining all such Form I-9(s) and related information in accordance with such acts. Except as set forth on
Schedule 3.6 hereto, no employee, consultant, contractor or governmental agency
------------
or authority has brought or threatened an Action against Leardata with respect to any matter arising out of, relating to or in connection with such employee's, consultants' or contractor's employment by Leardata.

          (c) Except as set forth on Schedule 3.17 hereto, there are no pension,
                                     -------------
bonus, profit sharing, stock option or employee benefit plans maintained by Leardata or to which Leardata contributes or is required to contribute. All such plans set forth on Schedule 3.17 hereto, and their related trusts, if any,
                        -------------
comply with the provisions of and have been administered in compliance with the provisions of ERISA, and all other applicable Laws.

     3.18 Transactions with Affiliated Parties.  Attached hereto as Schedule
          ------------------------------------                      --------
3.18 is a true and complete list and description of all transactions requiring
----
payments in excess of $10,000 engaged in between Leardata and any director, officer, employee, shareholder (including the Shareholders) or agent of Leardata or any of their spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer or director, or any partnership or other entity in which any such person or party owns an interest (all such persons, trusts, corporations and entities being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party"). No
    ------------------                          ----------------
Affiliated Party has any ownership interest, directly, indirectly or beneficially, in any competitor or potential competitor, supplier or customer of Leardata.

     3.19 Certain Payments.  Neither the Shareholders nor Leardata, nor to
          ----------------
Leardata's knowledge, any other entity has, directly or indirectly, on behalf of or with respect to Leardata: (a) made an unreported political contribution; (b) made or received any payment which was not legal to make or receive; (c) engaged in any transaction or made or received any payment which was not properly recorded in the Books and Records; (d) created or used any "off-book" bank or cash account or "slush fund"; or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

     3.20 Taxes.
          -----

          (a) All federal, state and other Tax Returns of Leardata required by Law to be filed have been duly filed on a timely basis. All Tax Returns filed or to be filed with respect to all fiscal periods through and including the fiscal year ended December 31, 1995 by Leardata are true, correct and complete in all material respects and no Taxes (other than those already paid or reserved for with respect to such Tax returns) are or will be required to be paid. True and correct copies of all Tax Returns for the past three years have been provided to Purchaser. All Taxes which are due and payable by Leardata have been paid in full and all deposits required by Law to be made by Leardata with respect to any such Taxes have been duly made.

          (b) Schedule 3.20 hereto lists each jurisdiction in which Leardata is
              -------------
required to file Tax Returns in connection with the conduct of the Business. Except as set forth on Schedule 3.20 hereto, Leardata is not delinquent in the
                       -------------
payment of any Taxes nor does Leardata have any Tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency of claim. There is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to Leardata, or any waiver or agreement by Leardata for the extension or the assessment of any Tax.

          (c) The charges, accruals and reserves on the books of Leardata in respect of federal, state and local Taxes for all periods since the fiscal year ended December 31, 1995, and in respect of other Taxes for all outstanding periods, are adequate and Leardata is not aware of any additional assessments for such years or any basis therefor.

     3.21 Compliance with Laws.  Leardata's operation of the Business is in
          --------------------
compliance in all material respects with all applicable Laws (including, but not limited to, environmental Laws). Leardata has not received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law.

     3.22 Permits.  Leardata holds, free from all Encumbrances and burdensome
          -------
restrictions, all Permits. Each of the Permits is sufficient for the lawful operation of the Business as presently conducted. Attached hereto as Schedule
                                                                      --------
3.22 is a list of all such Permits, true and complete copies of which have been
----
furnished to Purchaser. All Permits required for the lawful operation of the Business as presently conducted will be in full force and effect on the Closing Date.

     3.23 Insurance.  Attached as Schedule 3.23 hereto is a true and complete
          ---------               -------------
list of all insurance maintained by Leardata with respect to the Business during the past three years. Leardata has provided Purchaser with true and correct copies of all such insurance policies. Leardata has not agreed to modify or cancel any of such insurance, nor has Leardata received notice of any actual or threatened modification or cancellation of such insurance.

     3.24 Brokers, Finders, etc.  All negotiations relating to this Agreement
          ---------------------
and the transaction contemplated hereby have been carried on without the intervention of any person acting on behalf of the Shareholders or Leardata in such manner as to give rise to any claim against Purchaser, Leardata or any of their respective Representatives for any brokerage or finders' commission, fee or similar compensation.

     3.25 No Subsidiaries.  Leardata does not own, directly or indirectly, any
          ---------------
interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity.

     3.26 Full Disclosure.  No representation, warranty or other statement of
          ---------------
Leardata contained in this Agreement, or any other document, certificate or written statement furnished to Purchaser in connection with the transactions contemplated by this Agreement, contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Leardata which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to Purchaser for use in connection with the transactions contemplated hereby.


                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
               --------------------------------------------------

     Each of the Shareholders, jointly and not severally, represents and warrants to Purchaser that the following statements are true and correct and not misleading as of the Execution Date; provided, however, that each of the
                                     --------  -------
Shareholders other than the Pledging Shareholders is only representing and warranting to Purchaser pursuant to Section 4.7, below:

     4.1  Authorization.  Such Pledging Shareholder has the requisite power,
          -------------
authority and legal right and capacity to enter into this Agreement and the Ancillary Agreements, to perform such Pledging Shareholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2  Due Execution and Delivery; Binding Obligations.  This Agreement has
          -----------------------------------------------
been, and each of the Ancillary Agreements will be, duly executed and delivered by such Pledging Shareholder. This Agreement constitutes, and each of the Ancillary Agreements will constitute, the legal, valid and binding agreement and obligation of such Pledging Shareholder, enforceable against such Pledging Shareholder in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

     4.3  No Conflict or Violation.  Neither the execution and delivery of this
          ------------------------
Agreement and the Ancillary Agreements by such Pledging Shareholder nor the consummation of the transactions contemplated hereby and thereby, will result in
(a) a violation of, or a conflict with, any subscription, shareholders' or similar types of agreements or understandings to which such Pledging Shareholder is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract or Encumbrance or, to such Pledging Shareholder's knowledge, any Permit to which such Pledging Shareholder is a party; (c) to such Pledging Shareholder's knowledge, a violation by such Pledging Shareholder of any applicable Law; or (d) a violation by such Pledging Shareholder of any order, judgment, writ, injunction decree or award to which such Pledging Shareholder is a party.

     4.4  Consents and Approvals.  No consent, Permit, approval or authorization
          ----------------------
of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by such Pledging Shareholder by virtue of such Pledging Shareholders' execution, delivery and performance of this Agreement or any of the Ancillary Agreements, or to enable Purchaser to own the Leardata Stock.

     4.5  Title to Leardata Stock.  Such Pledging Shareholder owns beneficially
          -----------------------
and of record the number of shares of the Leardata Stock opposite such Pledging Shareholder's name as set forth on Schedule 3.7 hereto, free and clear of all
                                   ------------
Encumbrances affecting his or her ability to transfer such shares to Purchaser. Except as set forth on Schedule 3.7 hereto, there is not outstanding any
                       ------------
subscription, option, warrant, call, right or other agreement or commitment obligating such Pledging Shareholder or Leardata to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the Leardata Stock or any other shares of the capital stock of Leardata.

     4.6  Leardata's Representations and Warranties.  All of the representations
          -----------------------------------------
and warranties of Leardata contained herein are true and correct and not materially misleading as of the Execution Date.

     4.7  Securities Law Matters.  Such Shareholder represents and warrants to
          ----------------------
Purchaser that: (a) Such Shareholder is acquiring its, his or her Shareholders' Shares for its, his or her account, and not with a view to any sale, distribution or disposition in violation of any federal or state securities Laws; (b) such Shareholder has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents, about Purchaser which such Shareholder deems necessary to evaluate the merits and risks related to its, his or her investment in its, his or her Shareholders' Shares and such Shareholder understands and has taken cognizance of all risk factors related to such transactions; and (c) such Shareholder can afford to bear the economic risk of holding the unregistered Shareholders' Shares for an indefinite period of time, can afford to suffer a complete loss of its, his or her investment in its, his or her Shareholders' Shares, and such Shareholder has adequate means for providing for such Shareholder's needs and contingencies. Such Shareholder acknowledges that the Shareholders' Shares will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired directly from Purchaser in a transaction not involving a public offering and that all certificates and instruments evidencing its, his or her Shareholders' Shares will bear the following legends in addition to any other legend that may be required under the Escrow Agreement:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR

          OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS MORE SPECIFICALLY SET FORTH IN A STOCK PURCHASE AGREEMENT DATED DECEMBER 17, 1996, AMONG DATA PROCESSING RESOURCES CORPORATION, LEARDATA INFO-SERVICES, INC., AND ALL OF THE SHAREHOLDERS OF LEARDATA INFO-SERVICES, INC.

     4.8  Full Disclosure.  No representation, warranty or other statement of
          ---------------
such Pledging Shareholder contained in this Agreement, or any other document, certificate or written statement furnished to Purchaser in connection with the transactions contemplated by this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to such Pledging Shareholder which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to Purchaser for use in connection with the transactions contemplated hereby.


                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser hereby represents and warrants to the Shareholders that the following statements are true and complete and not misleading as of the date of this Agreement:

     5.1  Organization.  Purchaser is a corporation duly organized, validly
          ------------
existing and in good standing under the Laws of the State of California. Purchaser has the requisite corporate power and authority to own and operate its business, to carry on its business as presently conducted and to consummate the transactions contemplated hereby. Purchaser is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of properties makes such qualification necessary except to the extent that failure to so qualify would not have a material adverse effect on Purchaser. Purchaser has complete corporate power and authority to consummate the transaction contemplated hereby.

     5.2  Authorization.  Purchaser has the requisite corporate power, authority
          -------------
and legal right and capacity to enter into this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     5.3  Due Execution and Delivery; Binding Obligations.  The execution,
          -----------------------------------------------
delivery and performance by Purchaser of this Agreement and the Ancillary Agreements have been duly authorized by the Board of Directors of Purchaser. No further corporate action is necessary on the part of Purchaser to make this Agreement and the Ancillary Agreements valid and binding upon Purchaser in accordance with their respective terms. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Purchaser. This Agreement constitutes, and each of the Ancillary Agreements will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

     5.4  No Conflict or Violation.  Neither the execution and delivery of this
          ------------------------
Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, Purchaser's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which Purchaser is a party;
(b) to Purchaser's knowledge, a violation by Purchaser of any Law; or (c) to Purchaser's knowledge, a violation by Purchaser of any order, judgment, writ, injunction decree or award to which Purchaser is a party.

     5.5  Consents and Approvals.  Except as set forth on Schedule 5.5 hereto,
          ----------------------                          ------------
no consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or to Purchaser's knowledge, any other person or entity is required to be made or obtained by Purchaser by virtue of its execution, delivery and performance of this Agreement, any of the Ancillary Agreements or Purchaser's consummation of the transactions contemplated hereby or thereby other than state and federal filings that may be required under securities Laws with respect to the issuance and sale of the Shareholders' Shares.

     5.6  Valid Issuance of Shareholders' Shares.  Each of the Shareholders'
          --------------------------------------
Shares when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully-paid and nonassessable, free and clear of all Encumbrances (other than Encumbrances generally imposed on the transfer of securities under federal and state securities Laws), and not subject to any preemptive rights.

     5.7  Pending Litigation.  Except as disclosed on Schedule 5.7 hereto, there
          ------------------                          ------------
is no pending or, to Purchaser's knowledge, threatened Action, whether private or public, affecting Purchaser or its business which could reasonably be expected to affect the enforceability of this Agreement or any of the Ancillary Agreements or which could reasonably be expected to materially and adversely affect its business, Purchaser's assets or properties, or Purchaser's ability to consummate the transactions contemplated by or perform its obligations under this Agreement or any of the Ancillary Agreements.

     5.8  Capital Structure.  The authorized capital stock of Purchaser consists
          -----------------
of 20,000,000 DPRC Common Shares and 2,000,000 shares of Preferred Stock ("DPRC
                                                                           ----
Preferred Shares").  As of July 31, 1996, there were not more than 7,492,321
----------------
DPRC Common Shares outstanding and no shares of DPRC Preferred Shares outstanding.

     5.9  No Materially Adverse Change.  Since October 31, 1996, there have been
          ----------------------------
no changes in the condition, financial or otherwise, of Purchaser's business, or in its earnings or properties, whether or not arising from transactions in the ordinary course of business, that, individually or in the aggregate, have been, or could reasonably be expected to be, materially adverse to the prospects, earnings, properties or condition, financial or otherwise, of Purchaser or Purchaser's business.

     5.10 Compliance with Law.  To Purchaser's knowledge, Purchaser's conduct of
          -------------------
its business is in compliance with all applicable Laws, except where the failure to comply would not materially and adversely affect Purchaser or its business.

     5.11 SEC Compliance.  Since Purchaser's initial public offering of common
          --------------
stock in March 1996, Purchaser has filed all necessary disclosure documents and reports in connection with its securities and, to Purchaser's knowledge, all such documents and reports contain no untrue statement of material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

     5.12 Full Disclosure.  No representation, warranty or other statement of
          ---------------
Purchaser contained in this Agreement, or any other document, certificate or written statement furnished to Leardata or the Shareholders in connection with the transactions contemplated by this Agreement, contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE 6
          THE SHAREHOLDERS' AND LEARDATA'S OBLIGATIONS BEFORE CLOSING
          -----------------------------------------------------------

     Each of the Shareholders and Leardata covenants that during the period from the Execution Date through the Closing Date:

     6.1  Access to Information.  Purchaser and its counsel, accountants and
          ---------------------
other Representatives shall have full access during normal business hours to all properties, Books and Records, Contracts, Permits and other documents of or relating to Leardata and the Business so that Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of Leardata relating to the Business. Leardata shall furnish or cause to be furnished to Purchaser and its Representatives all data and information concerning the Business, finances and properties that may reasonably be requested. The Pledging Shareholders and Leardata shall remain fully liable and responsible for all of the Pledging Shareholders' and Leardata's representations, warranties, covenants, agreements and conditions in this Agreement, notwithstanding any such investigation performed or information received by Purchaser after the Execution Date.

     6.2  Conduct of Business.  Except as specifically contemplated by this
          -------------------
Agreement, Leardata will conduct the Business in the ordinary course of business and consistent with past practice, and will use all reasonable effort to preserve intact its advantageous business relationships, to keep available the service of its employees and technical contractors and to maintain satisfactory relationships with its contractors, distributors, customers and other persons sharing business relationships with them. Without limiting the generality of the foregoing, Leardata will not, without the prior written consent of Purchaser, take or undertake or incur or permit to exist any of the acts, transactions, events or occurrences specified in Section 3.10, above, unless such actions are specifically contemplated by this Agreement. Each of the Pledging Shareholders and Leardata shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Articles 3 and 4, above, which occur prior to the Closing Date.

     6.3  Confidentiality.  Each of the Shareholders and Leardata will hold, and
          ---------------
Leardata will cause each of its employees, contractors, officers, directors and other Representatives to hold, in strict confidence, and will not use to the detriment of Purchaser, any information or data obtained in connection with this Agreement; and if the transaction contemplated by this Agreement is not consummated, Leardata and the Shareholders will return to Purchaser all such information and data as Purchaser may request, including, but not limited to, worksheets, test reports, manuals, lists, memoranda and other documents prepared or made available to the Shareholders, Leardata or their respective Representatives in connection with this transaction.

     6.4  Additional Financial Statements.  As soon as reasonably practicable
          -------------------------------
after they become available, the Shareholders and Leardata will furnish to Purchaser Leardata's balance sheet for each month after October 31, 1996 ending prior to the Closing Date, and the related statements of income and cash flow for such period, together with the related notes thereto. All such financial statements referred to in this Section 6.4 shall be complete and correct, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods (except as otherwise permitted for the Balance Sheet), fairly present the financial condition of Leardata as at the respective dates thereof and the results of operations of Leardata for the respective periods covered by the statements of income contained therein, and each shall be in a form reasonably satisfactory to Purchaser and its accountants.

     6.5  Consents; Regulatory Approvals; Reasonable Efforts.  Each of the
          --------------------------------------------------
Shareholders and Leardata agrees to utilize its, his or her best efforts and cooperate with each other in every way, to take, as promptly as possible, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and each of the Shareholders and Leardata, as the case may be, will use its, his or her best efforts to obtain all waivers, Permits, consents, approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are in the opinion of Purchaser necessary or desirable in connection with the transactions contemplated by this Agreement.

     6.6  No Solicitation.  Neither the Shareholders nor Leardata will directly
          ---------------
or indirectly, through any officer, director, partner, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of any equity interest in, or all or a substantial portion of the assets of, Leardata or any business combination with Leardata, or participate in any negotiations regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, except as provided for herein. Neither the Shareholders nor Leardata shall sell or otherwise transfer or agree to sell or grant an option to buy any of the capital stock of Leardata or all or a substantial portion of the assets of Leardata except as contemplated hereby.

     6.7  No Press Release.  The Shareholders and Leardata expressly agree that
          ----------------
they will not, whether before, on, or after the Closing Date, issue or authorize to be issued any press release or similar announcement concerning this Agreement or any of the transactions contemplated hereby without the prior written approval of Purchaser. The Shareholders and Leardata acknowledge that Purchaser may make any press release or similar announcement reasonably required so as to allow Purchaser or any of its Affiliates to comply with the disclosure requirements of any applicable securities Laws.

     6.8  Fulfillment of Conditions and Covenants.  Neither the Shareholders nor
          ---------------------------------------
Leardata shall take any course of action inconsistent with the satisfaction of the requirements or conditions applicable to the Shareholders and Leardata set forth in this Agreement. The Shareholders and Leardata shall each promptly do all acts and take all measures as may be appropriate to enable them to perform as early as possible the obligations herein provided to be performed by them.


                                   ARTICLE 7
                     PURCHASER'S OBLIGATIONS BEFORE CLOSING
                     --------------------------------------

     Purchaser covenants that during the period from the date of this Agreement to the Closing Date:

     7.1  Confidentiality.  Purchaser and its employees, officers, directors and
          ---------------
other Representatives will hold in strict confidence, and will not use to the detriment of Leardata, any information or data provided to Purchaser by Leardata or its Representatives in connection with this Agreement; and if the transaction contemplated by this Agreement is not consummated, Purchaser will return to Leardata all such information and data as Leardata may reasonably request.

     7.2  Third Party Consents.  Purchaser shall obtain from third parties all
          --------------------
requisite consents, waivers, authorizations and approvals necessary to enable Purchaser to consummate the transactions contemplated by this Agreement.

     7.3  Fulfillment of Conditions and Covenants.  Purchaser shall not take any
          ---------------------------------------
course of action inconsistent with the satisfaction of the requirements or conditions applicable to it set forth in this Agreement. Purchaser shall promptly do all acts and take all measures as may be appropriate to enable it to perform as early as possible the obligations herein provided to be performed by it.


                                   ARTICLE 8
                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

     The obligations of Purchaser to perform its obligations under this Agreement are subject to the satisfaction, on or before to the Closing Date, of each of the following conditions, unless waived in writing by Purchaser:

     8.1  Accuracy of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of the Shareholders and Leardata contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date as though made at that time.

     8.2  Shareholders' and Leardata's Performance of Covenants.  All covenants,
          -----------------------------------------------------
agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by the Shareholders or Leardata at or before the Closing Date shall have been duly and properly performed in all material respects.

     8.3  Shareholders' and Leardata's Officer's Certificate.  Purchaser shall
          --------------------------------------------------
have received a certificate, dated the Closing Date, signed and verified by each of the Pledging Shareholders and the President of Leardata, certifying that the conditions specified in Sections 8.1 and 8.2, above, have each been fulfilled.

     8.4  Consents and Regulatory Approvals.  All licenses, Permits,
          ---------------------------------
authorizations, consents and approvals of and filings with any governmental or regulatory agency or any other third party required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained or made by or on behalf of the Shareholders or Leardata.

     8.5  Escrow Agreement.  Purchaser shall have obtained an executed Escrow
          ----------------
Agreement from each of the Pledging Shareholders and the Escrow Agent.

     8.6  Employment Agreements.  Purchaser shall have obtained an executed
          ---------------------
employment agreement from (a) each of B. Smith and C. Smith in the form of Exhibit D hereto (each, a "Smith Employment Agreement"), and (b) each of Tom
---------                  --------------------------
Bodensteiner, Shelley Casinos, Cathi Coan, Chris Cuberos, Steve P. Donaldson, Jon Hibbs, Todd Kirkby, Diane Klein, Barbara A. Kuhler, Terry Mathews, Stacey Siebert and Dawn Spear in the form of Exhibit E hereto (each, an "Other
                                      ---------                   -----
Employment Agreement");
--------------------

     8.7  Registration Rights Agreement.  Purchaser shall have obtained an
          -----------------------------
executed registration rights agreement from each of the Shareholders in the form of Exhibit F hereto (the "Registration Rights Agreement").
   ---------              -----------------------------

     8.8  Termination of Certain Agreements.  Purchaser shall have received
          ---------------------------------
evidence, in form and substance reasonably satisfactory to Purchaser, of the termination of each of the following: (a) that certain Shareholders' Agreement dated January 15, 1991, by and among Leardata and each of the Pledging Shareholders; (b) that certain 1990 Incentive Stock Option Plan for Leardata; and (c) those certain employment agreements between Leardata and each of B. Smith and C. Smith, together with B. Smith's and C. Smith's agreement to waive any and all rights, benefits and privileges thereunder without any additional cost or expense to Leardata.

     8.9  Letters of Resignation.  Purchaser shall have received the written
          ----------------------
resignations of all the officers and directors of Leardata.

     8.10 Opinion of Counsel.  Purchaser shall have received from Glast, Philips
          ------------------
& Murray, legal counsel for the Shareholders and Leardata, an opinion, dated the Closing Date, as to such matters as Purchaser may reasonably request.

     8.11 Payments by Shareholders.  Each of the Shareholders shall have paid to
          ------------------------
Leardata all amounts outstanding under all loans made by Leardata to such Shareholder.


                                   ARTICLE 9
           CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND LEARDATA
           ----------------------------------------------------------

     The obligations of the Shareholders and Leardata to perform their respective obligations under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Shareholders or Leardata:

     9.1  Accuracy of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of Purchaser contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date as though made at that time.

     9.2  Purchaser's Performance of its Covenants.  All covenants, agreements
          ----------------------------------------
and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Purchaser at or before the Closing Date shall have been duly and properly performed in all material respects.

     9.3  Purchaser's Officer's Certificate.  The Shareholders and Leardata
          ---------------------------------
shall have received a certificate, dated the Closing Date, signed and verified by the President or Chief Financial Officer of Purchaser, and certifying that the conditions specified in Sections 9.1 and 9.2, above, have each been fulfilled.

     9.4  Consents.  All necessary agreements, waivers, approvals,
          --------
authorizations, assurances and consents of third parties to the consummation of the transactions contemplated by this Agreement shall have been obtained by Purchaser and delivered to Leardata.

     9.5  Employment Agreements.  Leardata shall have obtained executed copies
          ---------------------
of (a) the Smith Employment Agreements from each of B. Smith and C. Smith, and
(b) the Other Employment Agreements from each of Tom Bodensteiner, Shelley Casinos, Cathi Coan, Chris Cuberos, Steve P. Donaldson, Jon Hibbs, Todd Kirkby, Diane Klein, Barbara A. Kuhler, Terry Mathews, Stacey Siebert and Dawn Spear.

     9.6  Escrow Agreement.  Each of the Pledging Shareholders shall have
          ----------------
obtained an executed Escrow Agreement from Purchaser and the Escrow Agent.

     9.7  Registration Rights Agreement.  Each of the Shareholders shall have
          -----------------------------
obtained an executed counterpart of the Registration Rights Agreement.

     9.8  Opinion of Counsel.  Each of the Shareholders shall have received from
          ------------------
Riordan & McKinzie, counsel for Purchaser, an opinion, dated the Closing Date, as to such matters as the Shareholders may reasonably request.



                                   ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1 Termination.  This Agreement and the transactions contemplated herein
          -----------
may be terminated at any time prior to Closing:

          (a) By the mutual written consent of Purchaser and the Pledging Shareholders;

          (b) By either Purchaser or the Pledging Shareholders in writing, without liability to the party terminating this Agreement on account of such termination, if the Closing shall not have occurred on or before January 15, 1997; or

          (c) By either Purchaser or the Pledging Shareholders in writing, without liability to the party terminating this Agreement on account of such termination, if Purchaser or the Pledging Shareholders, as the case may be, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein.

     10.2 Effect on Obligations.  Termination of this Agreement pursuant to this
          ---------------------
Article 10 shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any liability on the part of any party or the shareholders, directors, officers or partners in respect thereof, except for the obligations under Sections 6.3, 7.1 and 12.3, below; provided, however, that termination pursuant to clause (c) of Section 10.1,
--------  -------
above, shall not relieve the defaulting or breaching party from any liability to the other party.


                                   ARTICLE 11
                                  THE CLOSING
                                  -----------

     11.1 Closing.  The closing of the sale and purchase of the Leardata Stock
          -------
(the "Closing" or "Closing Date") shall take place at the offices of Glast,
      -------      ------------
Philips & Murray, 13355 Noel Road, Suite 2200, Dallas, Texas, at 10:00 a.m. local time on January 6, 1997, or at such other place, time and date as may be mutually agreed to by the parties. Notwithstanding anything in this Agreement to the contrary, the Closing shall be deemed effective as of the close of business on the Closing Date.

     11.2 Deliveries by the Shareholders and Leardata.  At the Closing, the
          -------------------------------------------
Shareholders and Leardata shall deliver the following:

          (a) Certificates representing all of the Leardata Stock, registered in the names of the Shareholders, duly endorsed by the Shareholders for transfer to Purchaser or accompanied by an assignment of the shares of the Leardata Stock duly executed by the Shareholders, and any other documents that are necessary to transfer to Purchaser good and marketable title to all shares of Leardata Stock;

          (b) The certificates contemplated by Section 8.3, above;

          (c) Evidence of having obtained the consents required to be obtained by Leardata and the Shareholders pursuant to Section 8.4, above;

          (d) The Escrow Agreement referred to in Section 8.5, above;

          (e) The Smith Employment Agreements and the Other Employment Agreements referred to in Section 8.6, above;

          (f) The Registration Rights Agreement referred to in Section 8.7, above;

          (g) Evidence of the termination of each of the agreements required by
Section 8.8, above;

          (h) The letters of resignation required by Section 8.9, above;

          (i) The legal opinion contemplated by Section 8.10, above;

          (j) Evidence that each of the Shareholders shall have paid to Leardata all amounts outstanding under all loans made by Leardata to such Shareholder, as required by Section 8.11, above;

          (k) The stock books, stock ledgers, minute books and corporate seal of Leardata; and

          (l) All other agreements, documents, instruments and writings required to be delivered by the Shareholders at the Closing Date pursuant to this Agreement.

     11.3 Deliveries by Purchaser.  At the Closing, Purchaser shall deliver the
          -----------------------
following:

          (a) Cash by wire transfer to the Shareholders' accounts, in the amount set forth opposite each of such Shareholders' names on Schedule 2.2(a) hereto,
                                                       ---------------
as contemplated under Section 2.2(a), above;

          (b) Cash by wire transfer to each of the persons set forth on Schedule
                                                                        --------
2.2 hereto, in the amount set forth opposite each of such persons' names on
---
Schedule 2.2 hereto, as contemplated under Section 2.2(b), above;
------------

          (c) Stock certificates deliverable to each of the Shareholders, certifying that such Shareholder is the record holder of the Shareholders' Shares set forth opposite such Shareholders' name on Schedule 2.2(c) hereto, as
                                                     ---------------
contemplated under Section 2.2(c), above;

          (d) The officer's certificate contemplated by Section 9.3, above;

          (e) Evidence of having obtained the consents required to be obtained by Purchaser pursuant to Section 9.4, above;

          (f) The Smith Employment Agreements and the Other Employment Agreements contemplated by Section 9.5, above;

          (g) The Escrow Agreement contemplated by Section 9.6, above;

          (h) The Registration Rights Agreement referred to in Section 9.7, above;

          (i) The legal opinion contemplated by Section 9.8, above; and

          (i) All other agreements, documents, instruments and writings required to be delivered by Purchaser at the Closing pursuant to this Agreement.


                                   ARTICLE 12
                                  POST CLOSING
                                  ------------

     12.1 Survival of Representations and Warranties.  Regardless of any
          ------------------------------------------
investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Execution Date for a period of 14 months after the Closing Date, except all representations and warranties under Section 3.7, above, and with respect to Tax matters shall survive through the applicable statute of limitations (each, a "Survival Date").
                                                -------------

     12.2 Special Bonus Payments.  As soon as practicable after the Closing,
          ----------------------
Leardata shall pay bonuses to the employees and in the amounts set forth on
Schedule 12.2 hereto, which bonuses shall be in the aggregate amount of the
-------------
Special Bonus Payments Amount. Purchaser hereby authorizes and directs B. Smith and C. Smith to execute and deliver all checks to the employees and in the amounts set forth on Schedule 12.2 hereto.
                     -------------

     12.3 Indemnification Obligations.
          ---------------------------

          (a) Indemnification by the Pledging Shareholders.  The Pledging
              --------------------------------------------
Shareholders shall indemnify, defend and hold harmless Purchaser and any of its Affiliates and their respective officers, directors, partners, agents, employees, attorneys and Representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, the "Purchaser
                                                           ---------
Representatives"), and shall reimburse Purchaser and any of its Affiliates and
---------------
the Purchaser Representatives, on demand, for any claim, demand, loss, liability, damage or expense, including without limitation interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof ("Damages"), resulting from any of
                                             -------
the following:

          (i) Any breach or default in the performance by the Shareholders or Leardata of any covenant or agreement of the Shareholders or Leardata contained herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of the Shareholders or Leardata pursuant hereto or thereto;

          (ii) Any breach of warranty or inaccurate or erroneous representation made by the Shareholders or Leardata herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of the Shareholders or Leardata pursuant hereto or thereto;

         (iii) Any Taxes arising out of, resulting from, or in connection with the operation and conduct of the Business prior to the Closing Date; and

          (iv) Any liability arising out of any and all Actions, demands, judgments, costs and expenses incident to any of the foregoing.

          (b) Indemnification by Purchaser.  Purchaser shall indemnify, defend
              ----------------------------
and hold harmless the Pledging Shareholders, and any of their respective attorneys and representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, the "Shareholder
                                                           -----------
Representatives"), and shall reimburse the Pledging Shareholders and the
---------------
Shareholder Representatives, on demand, for any Damages resulting from any of the following:

          (i) Any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Purchaser pursuant hereto or thereto;

         (ii) Any breach of warranty or inaccurate or erroneous representation made by Purchaser herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Purchaser pursuant hereto or thereto;

        (iii) Leardata's operation and conduct of the Business after the Closing Date, but only to the extent that such Damages are not caused by the gross negligence, reckless or wilful misconduct of the Shareholders; and

         (iv) Any liability arising out of any and all Actions, demands, judgments, costs and expenses incident to any of the foregoing.

          (c) Claims for Indemnity.  Whenever a claim for Damages shall arise
              --------------------
for which one party ("Indemnitee") shall be entitled to indemnification
                      ----------
hereunder, Indemnitee shall notify the other party ("Indemnitor") in writing
                                                     ----------
within 30 days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnity rights and shall estimate the amount of the liability arising therefrom. The right of Indemnitee to indemnification and the estimated amount thereof, as set forth in this notice, shall be deemed agreed to by Indemnitor unless, within 30 days after the mailing of such notice, Indemnitor shall notify Indemnitee in writing that it disputes the right of

Indemnitee to indemnification, or that Indemnitor elects to defend such claim in the manner provided in Section 12.3(d), below. If Indemnitee shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same, or if unable to do so within 20 days of Indemnitor's delivery of notice of a dispute, such dispute shall be settled by binding arbitration before a single arbitrator in the County of Dallas, State of Texas, in proceedings conducted by the American Arbitration Association and pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor.

          (d) Defense of Claims.  Upon receipt by Indemnitor of a notice from
              -----------------
Indemnitee with respect to any claim of a third party against Indemnitee, and acknowledgment by Indemnitor (whether after resolution of a dispute or otherwise) of Indemnitee's right to indemnification hereunder with respect to such claim, Indemnitor shall assume the defense of such claim with counsel reasonably satisfactory to Indemnitee and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor shall acknowledge Indemnitee's right to indemnification and elect to assume the defense of such claim, Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee. If Indemnitor has assumed the defense of any claim against Indemnitee, Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee. If Indemnitor does not assume the defense of a third party claim and disputes Indemnitee's right to indemnification, Indemnitor shall have the right to participate in the defense of such claim through counsel of its choice, at Indemnitor's expense, and Indemnitee shall have control over the litigation and authority to resolve such claim subject to this Section 12.3. If the Pledging Shareholders, as the indemnifying party, fail to give written notice to Purchaser, as the indemnified party, of the Pledging Shareholders' intention to contest or settle any such claim within 20 calendar days after Purchaser has notified the Pledging Shareholders that any such claim has been made in writing and received by Purchaser, or if any such notice is given but any such claim is not properly contested by the Pledging Shareholders, notwithstanding any provision herein to the contrary, Purchaser shall have the right to satisfy and discharge the same by payment, compromise or otherwise, in accordance with the procedures set forth in the Escrow Agreement. Purchaser's rights, benefits and privileges, and the Pledging Shareholders' liabilities, obligations and commitments, under and pursuant to the Escrow Agreement are more specifically described therein and incorporated herein by this reference.

          (e) Limitations on Warranty Claims.
              ------------------------------

          (i) Notwithstanding anything to the contrary in Sections 12.3(a) and
(b), above, Indemnitor shall not be obligated to indemnify Indemnitee for any Damages caused by or arising out of, and Indemnitee shall not be entitled to make any claim for Damages due to, any breach of warranty or inaccurate or erroneous representation made by Indemnitor herein (other than pursuant to
Section 3.7, above), in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Indemnitor pursuant hereto or thereto (collectively, "Warranty Claims"), unless and until the amount of all of such
                ---------------
Indemnitee's claims for Damages caused by or arising out of Warranty Claims, in the aggregate, shall be equal to $100,000, in which case Indemnitee shall indemnify Indemnitor for all Damages then sustained or incurred by Indemnitor including such initial $100,000 in Damages.

          (ii) Maximum Liability.  Notwithstanding the foregoing, Purchaser also
               -----------------
agrees that the maximum, aggregate amount of claims for Damages for which Purchaser shall be entitled to indemnification under Warranty Claims and Section 12.3(a)(iii), above, is $5,500,000.

          (f) Defense of Claimed Breaches.  For purposes of this Section, any
              ---------------------------
assertion of fact and/or law by a third party which, if true, would constitute a breach of a representation or warranty made by a party to this Agreement shall, on the date that assertion is made, be deemed a breach of such representation or warranty and immediately invoke that party's obligation to protect, defend, hold harmless and indemnify the other party to this Agreement.

     12.4 Restriction on Transfer.  Except for a Permitted Transfer, no
          -----------------------
Shareholder shall, directly or indirectly, during the one year period after the Closing Date, sell or engage in any Transaction which may result in a change in the legal, beneficial or record ownership of such Shareholders' Shares, or any interest therein, including, without limitation, a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "Transfer"), without first obtaining the prior
                             --------
written consent of Purchaser to the Transfer, which consent may be withheld by Purchaser in its sole and absolute discretion.

     12.5 Post-Closing Adjustment.
          -----------------------

          (a) Within 90 days after the Closing Date, Purchaser shall compute the amount of the Leardata Adjusted Working Capital at the Closing Date and the Leardata Adjusted Net Worth at the Closing Date, and shall provide to the Pledging Shareholders, for the Pledging Shareholders' review and approval, its computations and working papers reflecting how such computations were made. If the Pledging Shareholders have any objections to the amount of Leardata Adjusted Net Working Capital or Leardata Adjusted Net Worth determined by Purchaser, they will deliver detailed statements describing their objections to Purchaser within 30 days after receiving Purchaser's computations and working papers reflecting how Purchaser's computations were made. The parties will use their reasonable efforts to resolve any such objections. If, however, the parties do not obtain final resolution of this matter within 30 days after Purchaser has received the statements of objections, the dispute shall be referred to Deloitte

& Touche LLP (the "Accountant") within 15 days following such 30-day period. The
                   ----------
Accountant's determination of such Leardata Adjusted Working Capital and Leardata Adjusted Net Working Capital shall be binding upon all parties. Purchaser and the Pledging Shareholders shall use their best efforts to aid the Accountant in reaching a decision within 30 days from the date the Accountant is so selected. Purchaser and the Shareholders will share responsibility for the fees and expenses of the Accountant based on the degree to which the Accountant accepts the respective positions of the parties, as conclusively determined by the Accountant.

          (b) If either the Leardata Adjusted Working Capital at the Closing Date is less than $4.8 million or the Leardata Adjusted Net Worth at the Closing Date is less than $5.0 million, then, in such event, the Pledging Shareholders shall pay to Purchaser within 10 business days of such determination a cash amount equal to the greater of the following:

               (i) The difference between $4.9 million and the Leardata Adjusted Working Capital at the Closing Date; and

              (ii) The difference between $5.1 million and the Leardata Adjusted Net Worth at the Closing Date.

     12.6 Further Assurances.  The Shareholders, at any time on or after the
          ------------------
Closing Date, will execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, reasonably requested by Purchaser, and will take any other action that may be requested by Purchaser, for the purpose of assigning, transferring, granting, conveying and confirming to Purchaser, or reducing to possession, any or all of the Leardata Stock.

     12.7 Expenses.  The Shareholders will be solely responsible for and bear
          --------
all of their and Leardata's respective cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement. Purchaser will be solely responsible for and bear all of its cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement.


                                   ARTICLE 13
                            COVENANT NOT TO COMPETE
                            -----------------------

     13.1 Non-Compete Covenant.  In consideration for the payment by Purchaser
          --------------------
to the Shareholders of $100,000 of the Purchase Price, the Shareholders agree that, from the Closing Date and ending on the third anniversary thereof (the "Non-Compete Period"), each of the Shareholders who holds more than 150,000
-------------------
shares of the Leardata Stock (collectively, the "Obligated Shareholders") will
                                                 ----------------------
not, without the prior written consent of Purchaser, directly or indirectly, in the States of Arizona, Colorado, Kansas, Minnesota, Missouri, Nebraska, New Mexico, Oklahoma, Oregon, Texas and Washington (the "Territory"),
                                                                   ---------
own, manage, finance, operate, join, control or participate in the ownership, management, financing, operation or control of, or be employed or connected in any manner with, any business that competes with the Business; provided,
                                                               --------
however, that, with respect to B. Smith and C. Smith, the Non-Compete Period
-------
shall extend from the Closing Date through the third anniversary of the termination of each of such Shareholder's Smith Employment Agreement.

     13.2 Definition of Compete.  For purposes of this Agreement, with respect
          ---------------------
to the Obligated Shareholders other than GALP, the term "compete" shall mean (a) calling on, soliciting or taking away, as a client or customer any individual, partnership, corporation or association that is a client or customer of Purchaser or Leardata or was a client or customer of Leardata during the 36 calendar month period immediately preceding any such act for the purpose of competing with Purchaser; (b) hiring, soliciting, taking away or attempting to hire, solicit or take away, either on behalf of itself or any other person or entity, any person who is an employee or technical consultant of Leardata or Purchaser, or was an employee or technical consultant of Leardata during the 12 calendar month period immediately preceding any such act; or (c) entering into or attempting to enter into any business substantially similar to or competing in any way with the Business within the Territory, either alone or with any individual, partnership, corporation or association. With respect to GALP, the term "compete" shall mean hiring, soliciting, taking away or attempting to hire, solicit or take away, either on behalf of itself, its Affiliates or any other person or entity, any person who is an employee or technical consultant of Leardata or Purchaser, or was an employee or technical consultant of Leardata during the 12 calendar month period immediately preceding any such act for the purpose of competing with Purchaser.

     13.3 Direct or Indirect Competition.  For purposes of this Agreement, the
          ------------------------------
words "directly or indirectly" as they modify the word "compete" shall mean (a) acting as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise, which is competing (as defined in Section 13.2, above) with the Business; (b) participating in any such competing entity or enterprise, or the Affiliate of such entity or enterprise, as an owner, partner, limited partner, joint venturer, creditor or shareholder; or (c) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer of Leardata.

     13.4 Confidential Data.  The Shareholders agree that, during the period set
          -----------------
forth in Section 13.1, above, and thereafter, each of them will keep confidential and not directly or indirectly divulge, furnish, make accessible to anyone, or appropriate for their own use any confidential information of Leardata, and that at no time will either of them divulge, furnish and make accessible to anyone or appropriate for their own use any trade secrets of Leardata. Each of the Shareholders and Leardata further acknowledges and agrees that Purchaser has a legitimate interest in protecting proprietary customer information from misappropriation or diversion by the Shareholders or any competitor. The Shareholders hereby acknowledge and agree that the prohibitions against disclosure of confidential data recited herein are in addition to, and not in lieu of, any rights or remedies which Purchaser may have available pursuant to the Laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and other confidential proprietary data, and the enforcement by Purchaser of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in Law or equity absent this Agreement.

     13.5 Reasonableness of Restrictions.  The Obligated Shareholders recognize
          ------------------------------
that the territorial and time limitations set forth in Section 13.1, above, are reasonable, not burdensome and are properly required by Law for the adequate protection of Purchaser, and in the event that such territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then the Obligated Shareholders and Purchaser agree and submit to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

     13.6 Injunctive Relief.  The Obligated Shareholders acknowledge that their
          -----------------
expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by either or all of them of the provisions of this Agreement cannot be reasonably or adequately compensated in Damages in an Action at Law and that such breach will cause Purchaser and Leardata irreparable injury and damage. The Obligated Shareholders further acknowledge that each of them possesses unique skills, knowledge and ability that competition in violation of this Agreement would be extremely detrimental to Purchaser and Leardata. By reason thereof, the Obligated Shareholders agree that Purchaser and Leardata shall be entitled, in addition to any other remedies each of them may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to Purchaser or Leardata by such breach or threatened breach; provided, however, that no specification in
                                     --------  -------
this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach, by either party.


                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     14.1 Entire Agreement.  This Agreement, together with the agreements
          ----------------
referred to herein and in the Schedules and Exhibits hereto and thereto, set forth the entire agreement between the parties with regard to the subject matter of this Agreement. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement (including, without limitation, the letter of intent between the parties dated October 29, 1996) are contained in this Agreement, in the Schedules and Exhibits to this Agreement, and the documents referred to or implementing the provisions of this Agreement. This is an integrated agreement.

     14.2 Governing Law.  The validity, construction and performance of this
          -------------
Agreement, and any Action arising out of or relating to this Agreement or any of the Ancillary Agreements, shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California. Each party agrees to accept service of process in any such Action in the manner provided for in Section 14.7, below.

     14.3 Interpretation.  The language in all parts of this Agreement and each
          --------------
of the other Ancillary Agreements shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

     14.4 Waiver and Amendment.  This Agreement may be amended, supplemented,
          --------------------
modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

     14.5 Assignment.  Except as specifically provided otherwise in this
          ----------
Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Any attempt at such an assignment without such consent shall be void and, at the option of the non-consenting party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement. Notwithstanding the foregoing, Purchaser may, without the consent of the Shareholders or Leardata, assign all of its rights and obligations under this Agreement (other than the issuance of the Shareholders' Shares) to any Affiliate of Purchaser.

     14.6 Successors and Assigns.  Each of the terms, provisions and obligations
          ----------------------
of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

     14.7 Notices.  All notices, requests, demands and other communications made
          -------
under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or (b) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section 14.7 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

     14.8 Severability.  Each provision of this Agreement is intended to be
          ------------
severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

     14.9 Specific Performance.  Each party's obligations under this Agreement
          --------------------
are unique. If any party should default in any of its obligations under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages. Accordingly, without prejudice to the right to seek and recover monetary damages, each nondefaulting party shall be entitled to sue in equity for specific performance of this Agreement or other injunctive relief, and each party hereby waives any defense that a remedy in damages would be adequate.

     14.10  Cumulative Remedies.  No remedy made available hereunder by any of
            -------------------
the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     14.11  Warranty of Authority.  Each of the individuals signing this
            ---------------------
Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

     14.12  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.



                    [rest of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

"PURCHASER":                       THE "PLEDGING SHAREHOLDERS":

DATA PROCESSING                    GENERAL ATLANTIC LEARDATA
RESOURCES CORPORATION,             PARTNERS, L.P., a Delaware limited
a California corporation           partnership

                                   By:  General Atlantic Partners, LLC,
By:_________________________            a Delaware limited liability company,
Its:________________________            its general partner

Address:                           By:___________________________________
--------                              Stephen P. Reynolds
4400 MacArthur Boulevard              Managing Member
Suite 610                          Address:
Newport Beach, CA  92660-2037      --------
Phone No.:  (714) 752-9111         3 Pickwick Plaza
FAX No.:    (714) 752-5850         Greenwich, CT  06830
                                   Phone No.:  (203) 629-8600
                                   FAX No.:    (203) 622-8818

"LEARDATA":

LEARDATA INFO-SERVICES,            -------------------------------------
INC., a Texas corporation          BRUCE M. SMITH


                                   Address:
By:_________________________       --------
Its:________________________       c/o Leardata Info-Services, Inc.
                                   5910 North Central Expressway
                                   Suite 1900
Address:                           Dallas, TX  75206
--------                           Phone No.:  (214) 306-9008
5910 North Central Expressway      FAX No.:    (214) 363-1384
Suite 1900
Dallas, TX  75206
Phone No.:  (214) 306-9008         -------------------------------------
FAX No.:    (214) 363-1384                    CHRIS P. SMITH

                                   Address:
                                   --------
                                   c/o Leardata Info-Services, Inc.
                                   5910 North Central Expressway
                                   Suite 1900
                                   Dallas, TX  75206
                                   Phone No.:  (214) 306-9008
                                   FAX No.:    (214) 363-1384

                                   --------------------------------
                                   STEVE P. DONALDSON

                                   Address:
                                   --------
                                   c/o Leardata Info-Services, Inc.
                                   5910 North Central Expressway
                                   Suite 1900
                                   Dallas, TX  75206
                                   Phone No.:  (214) 306-9008
                                   FAX No.:    (214) 363-1384



                                   --------------------------------
                                   ROBERT M. HOWE

                                   Address:
                                   --------
                                   c/o Leardata Info-Services, Inc.
                                   5910 North Central Expressway
                                   Suite 1900
                                   Dallas, TX  75206
                                   Phone No.:  (214) 306-9008
                                   FAX No.:    (214) 363-1384



                                   --------------------------------
                                   BARBARA A. KUHLER

                                   Address:
                                   --------
                                   c/o Leardata Info-Services, Inc.
                                   5910 North Central Expressway
                                   Suite 1900
                                   Dallas, TX  75206
                                   Phone No.:  (214) 306-9008
                                   FAX No.:    (214) 363-1384